UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 30, 2009 (June 30, 2009)
Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255

(Commission File Number)	(IRS Employer Identification No.)

10 Columbus Boulevard, Hartford, CT	06106

(Address of Principal Executive Offices)	(Zip Code)
860-293-2006

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Definitive Material Agreement
     Second Amendment to Purchase Agreement for Strategic Investment
     As previously disclosed in a current report filed on February 10, 2009, Magellan Petroleum Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated February 9, 2009, with YEP under which the Company agreed to sell, and YEP agreed to purchase, 8,695,652 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $1.15 per share, or an aggregate of $10,000,000. On April 3, 2009, the Company and YEP amended the Purchase Agreement to, among other things, extend the outside termination date for the closing of YEP’s equity investment from April 30, 2009 to June 30, 2009, in order to complete the YEP equity investment transaction.
     On June 30, 2009, the Company and YEP agreed to further amend the Purchase Agreement (the “Second Amendment”). Under the Second Amendment, YEP is obligated to initiate a wire transfer of the $10,000,000 purchase price for the Shares to an account designated by the Company no later than July 8, 2009. The Closing of the YEP equity investment transaction will occur on the first business day on which the Company confirms receipt of the purchase price in immediately available funds, or such other date as the parties may mutually agree.
     Also, at the request of YEP, the Company and YEP agreed to extend the Termination Date for an additional two (2) week period. As amended, the Purchase Agreement may be terminated at any time prior to the Closing by YEP or by the Company, if the Closing has not occurred by 6:30 p.m., Eastern Time, on July 15, 2009, provided that the right to terminate shall not be available to either party whose failure to perform its obligations under the Purchase Agreement is the primary cause of the failure of the Closing to have occurred by such date. Other termination provisions of the Purchase Agreement were described in the Company’s current report filed with the SEC on February 10, 2009.
     Except as otherwise amended by the Second Amendment, the terms and conditions of the Purchase Agreement remain in full force and effect. A copy of the Second Amendment dated June 30, 2009 to the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
          (c)  Exhibits
10.1	Second Amendment, dated June 30, 2009, to Securities Purchase Agreement between the Company and Young Energy Prize S.A., dated February 9, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION
By:	/s/ Daniel J. Samela
	Name:	Daniel J. Samela
	Title:	Chief Financial Officer, Chief
Accounting Officer and Treasurer
Dated: June 30, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment, dated June 30, 2009, to Securities Purchase Agreement between the Company and Young Energy Prize S.A., dated February 9, 2009.